UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2004

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road, Carlsbad, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(760) 494-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.        Regulation FD Disclosure.

On October 20, 2004, during a conference call concerning third quarter 2004 earnings and forward-looking statements for fiscal 2004 and fourth quarter 2004 of K2 Inc. (“K2”), and in connection with filing its earnings release on October 20, 2004 on a current report on Form 8-K, K2 provided the following information in response to questions from investors and analysts:

Each of Gross Profit and Operating Profit as a percentage of sales for fiscal 2004 is expected to be 2% higher than for fiscal 2003.

The effective tax rate for K2 is expected to be approximately 35% for fiscal 2004.

Depreciation and amortization as a percentage of sales has been approximately 2% of sales over the past year.

Material costs are expected to increase on a net basis 1% to 2% in fiscal 2005.

For K2’s manufacturing in China, labor as a percentage of cost of goods of sold was approximately 10% over the past year.

Although operating profit as a percentage of sales for the Marine and Outdoor segment decreased in the third quarter 2004 when compared to the same period in 2003, K2 does not expect such a decrease over the next year. Sales in the third and fourth quarters for the Marine and Outdoor segment have been seasonally slow and therefore relatively small variances in costs can appear more significant for these quarter than for the year.

The above statements include forward-looking statements. K2 cautions that these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to K2’s ability to successfully execute its acquisition plans and growth strategy, integration of acquired businesses, weather conditions, consumer spending, continued success of manufacturing in China, global economic conditions, product demand, financial market performance, and other risks described in the Company’s most recent annual report on Form 10-K/A, subsequent quarterly reports on Form 10-Q, and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive, any forward-looking statements included in this news release is made as of the date of the statement, and the Company does not undertake to update any forward-looking statement.

The information is this Item is furnished pursuant to Item 7.01, “Regulation FD Disclosure”. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004	K2 INC.

	By:	/s/ Dudley W. Mendenhall
Dudley W. Mendenhall
Senior Vice President — Finance